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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Share
Form 10-Q
June 30, 1997

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                                                               For the Three Months Ended      For the Six  Months Ended
                                                                        June 30,                       June 30,
                                                                --------------------------     --------------------------
                                                                    1997          1996             1997           1996
                                                                --------------------------     --------------------------
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Primary Earnings Per Share:

     Net Increase in Net Assets Resulting
        from Operations                                         $5,517,000    $2,212,000       $8,550,000     $8,161,000
                                                                ==========================     ==========================

     Weighted average number of
        shares outstanding                                       7,612,394     7,214,944        7,597,701      7,178,527
     Weighted average number of
        shares issuable on exercise
        of outstanding stock options                                67,462        61,318           78,968         60,072
                                                                --------------------------     --------------------------
     Weighted average number of shares
        and share equivalents outstanding                        7,679,856     7,276,262        7,676,669      7,238,599
                                                                ==========================     ==========================

     Earnings per Share                                              $0.72         $0.30            $1.11          $1.13
                                                                ==========================     ==========================



Fully Diluted Earnings Per Share:

     Net Increase in Net Assets Resulting
        from Operations                                         $5,517,000    $2,212,000       $8,550,000     $8,161,000
                                                                ==========================     ==========================

     Weighted average number of
        shares and share equivalents
        outstanding as computed for
        primary earnings per share                               7,679,856     7,276,262        7,676,669      7,238,599

     Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                                13,565        16,119           10,531         17,039
                                                                --------------------------     --------------------------

     Weighted average of shares and share
        equivalents outstanding, as adjusted                     7,693,421     7,292,381        7,687,200      7,255,638
                                                                ==========================     ==========================

     Earnings per Share                                              $0.72         $0.30            $1.11          $1.12
                                                                ==========================     ==========================
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